Exhibit 99.1

Contact:	Peter W. Keegan
Senior Vice President
(212) 521-2950

Candace Leeds
V.P. of Public Affairs
(212) 521-2416

Joshua E. Kahn
Investor Relations
(212) 521-2788

FOR IMMEDIATE RELEASE

LOEWS CORPORATION REPORTS NET INCOME FOR 2004

NEW YORK, February 10, 2005—Loews Corporation (NYSE:LTR;CG) today reported consolidated net income (including both the Loews Group and Carolina Group) for the 2004 fourth quarter of $502.8 million, compared to $367.4 million in the 2003 fourth quarter. Consolidated net income for the year ended December 31, 2004 was $1,231.3 million, compared to a net loss of $610.7 million in the prior year.

Net income (loss) and earnings per share information attributable to Loews common stock and Carolina Group stock is summarized in the table below:

	December 31,
	Three Months		Nine Months
(In millions, except per share data)	2004	2003	2004	2003

Net income (loss) attributable to Loews common stock:
Income (loss) before net investment gains (losses) (a)	$361.1	$345.4	$1,191.7	$(1,044.4)
Net investment gains (losses) (b)	85.6	(12.8)	(144.9)	263.1
Income (loss) from continuing operations	446.7	332.6	1,046.8	(781.3)
Discontinued operations-net	-	-	-	55.4
Net income (loss) attributable to Loews common stock	446.7	332.6	1,046.8	(725.9)
Net income attributable to Carolina Group stock	56.1	34.8	184.5	115.2
Consolidated net income (loss)	$502.8	$367.4	$1,231.3	$(610.7)

Per share:
Income (loss) per share of Loews common stock:
Income (loss) from continuing operations	$2.41	$1.79	$5.64	$(4.21)
Discontinued operations-net	-	-	-	0.30
Net income (loss) per share of Loews common stock	$2.41	$1.79	$5.64	$(3.91)
Net income per share of Carolina Group stock	$0.93	$0.74	$3.15	$2.76

Book value per share of Loews common stock:
December 31, 2004	$66.71
December 31, 2003	$60.92

(a)	Includes income of $116.5 (after tax) for the year ended December 31, 2004 from an investee’s sale of four ultra-large crude oil tankers.
(b)
Includes a loss of $352.9 (after tax and minority interest) for the year ended December 31, 2004 related to CNA's sale of its individual life insurance business and a loss of $116.4 (after tax and minority interest) for the three months and year ended December 31, 2003 related to CNA’s sale of its Group Benefits business.

Quarter Ended December 31, 2004 Compared With 2003

Net income attributable to Loews common stock for the fourth quarter of 2004 amounted to $446.7 million or $2.41 per share, compared to $332.6 million or $1.79 per share in the comparable period of the prior year.

Income before net investment gains attributable to Loews common stock amounted to $361.1 million in the fourth quarter of 2004 compared to $345.4 million in the comparable 2003 quarter. In 2004, investment gains (losses) related to the Corporate trading portfolio were reclassified to net investment income. Earlier years have been reclassified to conform to the current presentation. This reclassification had no impact on net income (loss).

Net income attributable to Loews common stock includes net investment gains of $85.6 million (after tax and minority interest) compared to net investment losses of $12.8 million (after tax and minority interest) in the comparable period of the prior year. This increase was due primarily to a loss recorded in 2003 of $116.4 million (after tax and minority interest) from the sale by CNA Financial Corporation, the Company’s 91%-owned subsidiary, of its Group Benefits business to Hartford Financial Services Group, Inc.

Net income attributable to Carolina Group stock for the fourth quarter of 2004 was $56.1 million or $0.93 per Carolina Group share, compared to $34.8 million or $0.74 per Carolina Group share in the fourth quarter of 2003. The increase in net income attributable to Carolina Group stock for the fourth quarter of 2004, as compared to the comparable period of the prior year, is due to improved overall results of the Carolina Group and reflects the increased economic interest to 34.68% for the three months ended December 31, 2004, as compared to 29.23% for the comparable period of the prior year, due to the sale by Loews Corporation of 10,000,000 shares of Carolina Group stock in December of 2004. Net income per share of Carolina Group stock was not impacted by the sale of Carolina Group stock. The Company is issuing a separate press release reporting the results of the Carolina Group for the year ended December 31, 2004.

Consolidated revenues in the fourth quarter of 2004 amounted to $4.1 billion compared to $4.3 billion in the comparable 2003 quarter. The decline in revenues reflects CNA’s sale of its Group Benefits business in December of 2003 and individual life insurance business in April of 2004.

Year Ended December 31, 2004 Compared With 2003

Net income attributable to Loews common stock for the year ended 2004 amounted to $1,046.8 million or $5.64 per share, compared to a loss of $725.9 million or $3.91 per share in the prior year.

Income before net investment gains (losses) attributable to Loews common stock amounted to $1,191.7 million in the year ended 2004 compared to a loss of $1,044.4 million in the prior year. Results for 2004 include charges at CNA of $158.8 million (after tax and minority interest) due to the impact of the Hurricanes Charley, Frances, Ivan and Jeanne, partially offset by income of $116.5 million (after taxes) from Hellespont Shipping Corporation, a 49%-owned company, following the sale of its four ultra-large oil tankers. The 2003 results include charges by CNA for net prior year development of $1,667.4 million (after tax and minority interest) and an increase in bad debt reserves for insurance and reinsurance receivables of $356.9 million (after tax and minority interest).

Net income attributable to Loews common stock includes net investment losses of $144.9 million (after tax and minority interest), compared to net investment gains of $263.1 million (after tax and minority interest) in the prior year. Net investment losses in 2004 are due primarily to a loss of $352.9 million (after tax and minority interest) from CNA’s sale of its individual life insurance business.

Net income attributable to Carolina Group stock for the year ended 2004 was $184.5 million or $3.15 per Carolina Group share, compared to $115.2 million or $2.76 per Carolina Group share in the prior year.

Consolidated revenues for the year ended 2004 amounted to $15.2 billion compared to $16.5 billion in the prior year. The decline in revenues reflects CNA’s sale of its Group Benefits business in December of 2003 and the sale of the individual life insurance business in April of 2004.

# # #

At December 31, 2004, there were 185,584,575 shares of Loews common stock outstanding and 67,967,250 shares of Carolina Group stock outstanding. Depending on market conditions, the Company from time to time purchases shares of its, and its subsidiaries’, outstanding common stock in the open market or otherwise.

The Company has two classes of common stock, Carolina Group stock, a tracking stock intended to reflect the economic performance of a group of the Company’s assets and liabilities, called the Carolina Group, principally consisting of the Company’s subsidiary Lorillard, Inc. and Loews common stock, representing the economic performance of the Company’s remaining assets, including the interest in the Carolina Group not represented by Carolina Group Stock. At December 31, 2004, the outstanding Carolina Group stock represents a 39.19% economic interest in the economic performance of the Carolina Group.

A conference call to discuss the fourth quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, Thursday, February 10, 2005. A live broadcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592. An online replay will be available at the Company’s website following the call.

A conference call to discuss the fourth quarter results of CNA has been scheduled for 10:00 a.m. EDT, Thursday, February 10, 2005. A live broadcast of the call will be available online at the CNA website (http://investors.cna.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (800) 810-0924. An online replay will be available at CNA’s website following the call.

FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	December 31,
	Three Months		Years Ended
	2004	2003	2004	2003

	(Amounts in millions, except per share data)

Revenues:
Insurance premiums and net investment income (a)	$2,676.4	$3,044.4	$9,818.3	$11,523.8
Manufactured products (b)	889.7	840.4	3,515.2	3,418.8
Other (c)	485.1	450.9	1,908.8	1,518.4
Total	4,051.2	4,335.7	15,242.3	16,461.0

Expenses:
Insurance claims & policyholders’ benefits	1,586.3	1,966.9	6,445.6	10,286.5
Cost of manufactured products sold (b)	486.8	483.2	2,045.4	1,972.8
Other (d)	1,192.7	1,298.4	4,929.3	5,580.1
Total	3,265.8	3,748.5	13,420.3	17,839.4

	785.4	587.2	1,822.0	(1,378.4)

Income tax (benefit) expense	244.4	201.2	533.8	(534.1)
Minority interest	38.2	18.6	56.9	(178.2)
Total	282.6	219.8	590.7	(712.3)

Income (loss) from continuing operations	502.8	367.4	1,231.3	(666.1)
Discontinued operations-net (c)				55.4
Net income (loss)	$502.8	$367.4	$1,231.3	$(610.7)

Net (loss) income attributable to:
Loews common stock:
Income (loss) from continuing operations	$446.7	$332.6	$1,046.8	$(781.3)
Discontinued operations-net (c)				55.4
Loews common stock	446.7	332.6	1,046.8	(725.9)
Carolina Group stock (f)	56.1	34.8	184.5	115.2
	$502.8	$367.4	$1,231.3	$(610.7)

Income (loss) per share of Loews common stock (g):
Income (loss) from continuing operations	$2.41	$1.79	$5.64	$(4.21)
Discontinued operations-net (c)				0.30
Net income (loss)	$2.41	$1.79	$5.64	$(3.91)

Net income per share of Carolina Group stock (g)	$0.93	$0.74	$3.15	$2.76

Weighted number of shares outstanding:
Loews common stock	185.55	185.45	185.50	185.45
Carolina Group stock (e)	60.03	47.17	58.49	41.74

(a)
Includes investment gains (losses) of $153.4, $1.3, ($256.0) and $464.1 for the respective periods. The year ended December 31, 2004 includes a loss of $618.6 related to CNA’s sale of its individual life insurance business and the three months and year ended December 31, 2003 includes a loss of $172.9 related to CNA’s sale of its Group Benefits business.

(b)	Includes excise taxes of $164.5, $158.0, $658.1 and $651.4 paid on sales of manufactured products for the respective periods.
(c)	Includes income of $179.3 ($116.5 after taxes) in the year ended December 31, 2004 from an affiliate’s sale of four ultra-large crude oil tankers.
(d)
Includes a $27.5 charge in the year ended December 31, 2003 ($17.1 after taxes) to settle litigation with tobacco growers and a $28.0 charge in the year ended December 31, 2003 ($17.5 after taxes) to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business.

(e)	Includes a gain of $56.7 in the year ended December 31, 2003 from the sale of a hotel property.
(f)	Represents 34.68%, 29.23%, 33.80% and 24.59% of the economic interest in the Carolina Group for the respective periods.
(g)
Earnings per common share-assuming dilution is not presented because securities that could potentially dilute basic earnings per common share in the future would have been insignificant or antidilutive for the periods presented.

Loews Corporation and Subsidiaries
Additional Financial Information

	December 31,
	Three Months		Years Ended
	2004	2003	2004	2003

	(In millions)

Revenues:
CNA Financial	$2,518.3	$3,053.3	$10,178.1	$11,256.0
Lorillard (a)	848.2	798.0	3,384.4	3,295.4
Loews Hotels	81.3	72.5	315.2	286.0
Diamond Offshore	252.3	190.0	835.6	694.9
Texas Gas	79.8	75.1	265.1	143.2
Investment income-net and other (b) (c)	117.9	145.5	519.9	321.4
	3,897.8	4,334.4	15,498.3	15,996.9

Investment gains (losses):
CNA Financial (d)	166.9	(3.5)	(244.5)	473.4
Corporate and other	(13.5)	4.8	(11.5)	(9.3)
	153.4	1.3	(256.0)	464.1
Total	$4,051.2	$4,335.7	$15,242.3	$16,461.0

Income (loss) before taxes:
CNA Financial	$255.2	$264.3	$759.2	$(2,789.6)
Lorillard (e) (f)	205.3	176.6	740.3	755.1
Loews Hotels	8.1	1.0	31.2	18.6
Diamond Offshore	19.3	2.9	(9.8)	(53.2)
Boardwalk Pipelines	27.8	30.9	81.1	37.6
Investment income-net and other (b) (c) (g)	27.5	54.3	178.1	1.9
	543.2	530.0	1,780.1	(2,029.6)

Investment gains (losses):
CNA Financial (d)	166.9	(3.5)	(244.5)	473.4
Corporate and other	(13.8)	4.6	(12.0)	(7.1)
	153.1	1.1	(256.5)	466.3

Loews common stock	696.3	531.1	1,523.6	(1,563.3)
Carolina Group stock (h)	89.1	56.1	298.4	184.9
Total	$785.4	$587.2	$1,822.0	$(1,378.4)

Net income (loss):
CNA Financial	$187.9	$184.3	$558.1	$(1,523.9)
Lorillard (e) (f)	128.8	109.7	457.1	470.9
Loews Hotels	7.4		21.4	11.2
Diamond Offshore	4.2	(0.7)	(9.3)	(27.2)
Boardwalk Pipelines	16.8	18.7	48.8	22.5
Investment income-net and other (b) (c) (g)	16.0	33.4	115.6	2.1
	361.1	345.4	1,191.7	(1,044.4)

Investment gains (losses):
CNA Financial (d)	94.5	(15.5)	(137.1)	265.7
Corporate and other	(8.9)	2.7	(7.8)	(2.6)
	85.6	(12.8)	(144.9)	263.1

Income (loss) from continuing operations	446.7	332.6	1,046.8	(781.3)
Discontinued operations-net (i)				55.4
Loews common stock	446.7	332.6	1,046.8	(725.9)
Carolina Group stock (h)	56.1	34.8	184.5	115.2
Total	$502.8	$367.4	$1,231.3	$(610.7)

(a)	Includes excise taxes of $164.5, $158.0, $658.1 and $651.4 paid on sales of manufactured products for the respective periods.
(b)
Consists primarily of corporate investment income and investment gains (losses) from the corporate trading portfolio, corporate interest expense, operations of Bulova Corporation and other unallocated expenses.

(c)	Includes income of $179.3 ($116.5 after taxes) in the year ended December 31, 2004 from an affiliate’s sale of four ultra-large crude oil tankers.
(d)
Includes a loss of $618.6 ($352.9 after tax and minority interest) related to CNA’s sale of its individual life insurance business for the year ended December 31, 2004 and a loss of $172.9 ($116.4 after tax and minority interest) in the three months and year ended December 31, 2003 related to CNA’s sale of its Group Benefits business.

(e)	Represents the Loews Group’s intergroup interest in the earnings of the Carolina Group.
(f)
Includes a $27.5 charge in the year ended December 31, 2003 ($17.1 after taxes) to settle litigation with tobacco growers and a $28.0 charge in the year ended December 31, 2003 ($17.5 after taxes) to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business.

(g)
Includes additional interest expense of $17.0 ($11.1 after taxes) in the year ended December 31, 2004 related to charges from the early redemption of $300.0 principal amount of the Company’s 7.625% notes.

(h)	Represents 34.68%, 29.23%, 33.80% and 24.59% of the economic interest in the Carolina Group for the respective periods.
(i)	Includes a gain of $56.7 in the year ended December 31, 2003 from the sale of a hotel property.